Sub-Item 77C

DREYFUS INVESTMENT FUNDS (formerly, Mellon Institutional Funds Investment Trust)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of Mellon Institutional Fund Investment trust (the “Trust”), was held on November 17, 2008. Out of a total of 110,441,863.081 of the Trust’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 69,614,636.952 of the Trust’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly approved by vote of the holders of the Trust’s outstanding Shares as follows:

The election of six Trustees of the Trust to serve on the Board of Trustees until their successors have been duly elected and qualified.

Joseph S. DiMartino
Affirmative Votes	Withheld Votes

68,946,007.681	668,629.271

James M. Fitzgibbons
Affirmative Votes	Withheld Votes

69,050,451.878	564,185.074

Kenneth A. Himmel
Affirmative Votes	Withheld Votes

69,058,925.960	555,710.992

Stephen J. Lockwood
Affirmative Votes	Withheld Votes

69,065,002.168	549,634.784

Roslyn M. Watson
Affirmative Votes	Withheld Votes

69,058,402.908	556,234.044

Benaree Pratt Wiley
Affirmative Votes	Withheld Votes

69,054,667.196	559,969.756

DREYFUS INVESTMENT FUNDS (formerly, Mellon Institutional Funds Investment Trust) Dreyfus/Standish Fixed Income Fund (formerly, Standish Mellon Fixed Income Fund)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of Standish Mellon Fixed Income Fund (the “Fund”), a series of Mellon Institutional Funds Investment Trust, was held on November 17, 2008. Out of a total of 23,032,008.104 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 13,503,340.715 of the Fund’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly approved by vote of the holders of the Fund’s outstanding Shares as follows:

The amendment to the Fund’s Certificate of Designation to
authorize the Trustees to liquidate the Fund or a class thereof with a majority vote of the Trustees if the Trustees determine that the continuation of the Fund is not in the best interests of the shareholders of the Fund as a result of factors or events adversely affecting the ability of the Fund to conduct its business in an economically viable manner.

Affirmative Votes	Negative Votes	Abstained

5,206,644.852	8,296,695.863	0

DREYFUS INVESTMENT FUNDS (formerly, Mellon Institutional Funds Investment Trust) Dreyfus/Standish Global Fixed Income Fund (formerly, Standish Mellon Global Fixed Income Fund)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of Standish Mellon Global Fixed Income Fund (the “Fund”), a series Mellon Institutional Funds Investment Trust, was held on November 17, 2008. Out of a total of 2,243,339.760 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 1,895,565.02 of the Fund’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly approved by vote of the holders of the Fund’s outstanding Shares as follows:

The amendment to the Fund’s Certificate of Designation to
authorize the Trustees to liquidate the Fund or a class thereof with a majority vote of the Trustees if the Trustees determine that the continuation of the Fund is not in the best interests of the shareholders of the Fund as a result of factors or events adversely affecting the ability of the Fund to conduct its business in an economically viable manner.

Affirmative Votes	Negative Votes	Abstained

1,844,905.767	50,659.253	0

DREYFUS INVESTMENT FUNDS (formerly, Mellon Institutional Funds Investment Trust) Dreyfus/Standish International Fixed Income Fund (formerly, Standish Mellon International Fixed Income Fund)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of Standish Mellon International Fixed Income Fund (the “Fund”), a series of Mellon Institutional Funds Investment Trust, was held on November 17, 2008. Out of a total of 5,040,149.643 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 1,414,152.474 of the Fund’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly approved by vote of the holders of the Fund’s outstanding Shares as follows:

The amendment to the Fund’s Certificate of Designation to
authorize the Trustees to liquidate the Fund or a class thereof with a majority vote of the Trustees if the Trustees determine that the continuation of the Fund is not in the best interests of the shareholders of the Fund as a result of factors or events adversely affecting the ability of the Fund to conduct its business in an economically viable manner.

Affirmative Votes	Negative Votes	Abstained

892,950.848	496,630.270	24,571.356